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                                                                 Exhibit 10.8
                            GARDNER DENVER, INC.
                      INCENTIVE STOCK OPTION AGREEMENT


This Agreement is made between Gardner Denver, Inc., a Delaware corporation, having its principal executive office in Quincy, Illinois (the "Company"), and the undersigned, an employee of the Company or a subsidiary of the Company (the "Employee").

The parties have agreed as follows:

     1. Pursuant to the Gardner Denver, Inc. Long-Term Incentive Plan, as amended, (the "Plan"), the Company grants to the Employee an incentive option to purchase the number of shares of the Company's common stock, par value $0.01 per share (the "Shares"), specified above, at the price specified above, subject to the following conditions:

     (a) Subject to Sections 2 and 3, the option rights shall be exercisable only if and after the Employee shall have remained in the employ of the Company for one year from the date of grant of this option (the "Grant Date"), at which time such rights shall become exercisable to the extent of 33 1/3% of the aggregate number of Shares specified above, which percentage shall increase to 66 2/3% of such number after two years from the Grant Date and 100% of such number after three years from the Grant Date.

     (b) Subject to Sections 2 and 3, the option rights shall be exercisable only by the Employee and only if the Employee has remained continuously in the employ of the Company from the Grant Date.

     (c) The option rights shall expire at the Expiration Date specified above, or at such earlier time as may be provided by Section 2, 3 or 13, or by cash payments made in complete or partial cancellation pursuant to Section 8, and such option rights shall not be exercisable after such expiration.

     2. Option rights shall terminate if the Employee shall cease to be employed by the Company, as follows:

     (a) If such cessation of employment is occasioned by any reason other than retirement, disability or death, the option rights shall terminate immediately;

     (b) If such cessation of employment is occasioned by retirement in accordance with any retirement plan of the Company then in effect, then the Employee at any time within five years following such retirement (but not after the Expiration Date) may exercise the option rights to the extent of 100% of the Shares covered by this option (notwithstanding the extent to which the Employee otherwise was entitled to exercise the same immediately prior to such retirement), and

     (c) If such cessation of employment is occasioned by the Employee's disability, then the Employee at any time within five years following such cessation of employment (but not after the Expiration Date) may exercise the option rights to the extent of 100% of the Shares covered by this option (notwithstanding the extent to which the Employee otherwise was entitled to exercise the same immediately prior to such cessation of employment).

     3. If the Employee shall die while in the employ of the Company or shall die within the five-year period during which the option rights may be exercised following retirement or disability, then within the year next succeeding the Employee's death (but not after the Expiration
     Date), the person entitled by will or the applicable laws of descent and distribution may exercise the option rights to the extent of 100% of the Shares covered by this option (notwithstanding the extent to which the Employee otherwise was entitled to exercise the same immediately prior to death).

     4. This option may be exercised by delivering to the Company at its principal executive office (directed to the attention of the Corporate Secretary, or if the Corporate Secretary is the employee concerned, then to the attention of the President or a Vice President) a written notice, signed by the Employee or a person entitled to exercise the option, as the case may be, of the election to exercise the option and stating the number of Shares in respect of which it is then being exercised. The option shall be deemed exercised as of the date the Company receives such notice. As an essential part of such notice, it shall be accompanied by payment of the full purchase price of the Shares then being purchased. In the event the option shall be exercised by any person other than the Employee, such notice shall be accompanied by appropriate evidence of the right of such person to exercise the option. Payment of the full purchase price may be made in (a) cash, (b) Shares, or (c) any combination of cash and Shares, provided that any Shares used by the Employee in payment of the


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     purchase price must have been held by the Employee for a period of more than six months, and provided further that the Company reserves the right to prohibit the use of Shares as payment of the purchase price. Shares used in payment of the purchase price shall be valued at the average of the high and low trading prices of such Shares on the composite tape of the New York Stock Exchange or as reported in the consolidated transaction reporting system for the date of exercise.
     Upon the proper exercise of the option, the Company shall issue in the name of the person exercising the option, and deliver to such person, a certificate or certificates for the Shares purchased, or shall otherwise properly evidence the purchase of such Shares in the Company's stock records. The Employee shall have no rights as a stockholder in respect of any Shares as to which the option shall not have been effectively exercised as provided in this Agreement.

     5. This option shall not be exercisable if such exercise would violate
     (a) any applicable requirement under the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange; (b) any applicable state securities law; or (c) any other applicable legal requirement.

     Furthermore, if a registration statement with respect to the Shares to be issued upon the exercise of this option is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Act, the Company may require, as a condition to its issuance of the Shares, the delivery to the Company of a commitment in writing by the person exercising the option that at the time of such exercise it is the person's intention to acquire such Shares for the person's own account for investment only and not with a view to, or for resale in connection with, the distribution of such Shares, that such person understands that the Shares may be "restricted securities" as defined in Rule 144 issued under the Act, and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Act, or other or subsequent applicable rules and regulations under the Act. The Company may place on the certificates evidencing such Shares an appropriate legend reflecting such commitment and the Company may refuse to permit transfer of such Shares until it has been furnished evidence satisfactory to it that no violation of the Act or the applicable rules and regulations would be involved in such transfer.

     6. The Employee acknowledges that this option has been granted in anticipation of future services being rendered by the Employee to the Company. In consideration of the granting of this option by the Company, the Employee agrees to remain in the employ of the Company for a period of not less than one year from the Grant Date unless during that period the Employee's employment ceases on account of disability, retirement in accordance with a retirement plan of the Company, or with the consent of the Company. Nothing contained in this Agreement shall limit or restrict any right the Company would otherwise have to terminate the employment of the Employee.

     7. This option and the related option rights are not assignable or transferable or subject to any disposition of the Employee otherwise than by will or by the laws of descent and distribution.

     8. If (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all the assets and business of the Company are to be sold, or (iv) there occurs a "change of control" of the Company, then the committee of the Board of Directors that administers the Plan (the "Committee") may, in its sole discretion, with respect to any or all options then outstanding under this Agreement, both (a) on or at any time prior to the effective date of such merger, consolidation, dissolution and liquidation, or sale, and upon or at any time after a change of control, cause the option or any portion of the option to become exercisable in full immediately regardless of any provisions in this Agreement concerning exercisability and (b) at any time during the 20-day period ending on the effective date of such merger, consolidation, dissolution or sale or during the 20-day period beginning on the date of a change of control or, if later, the date the Company has notice of a change of control, cancel any option in whole or in part by payment in cash to the Employee of an amount equal to the excess, but only if the amount is positive, of the fair market value of the Company's Shares on the date of the cancellation over the option price per Share times the number of Shares covered by the option or portion of the option so canceled. For purposes of this Agreement, a "change of control" of the Company shall be as defined in Section 2 of the Plan.

     9. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.


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     10. The Committee shall have authority, subject to the express provisions of the Plan, to construe this Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect. All action by the Committee under the provisions of this paragraph shall be conclusive for all purposes.

     11. The Employee agrees to notify the Company promptly of the disposition, whether by sale, exchange or otherwise, of any Shares acquired pursuant to the exercise of this option if such disposition occurs within one year from the acquisition of the Shares. Such notice shall state the date and manner of disposition and the proceeds, if any, received by the Employee.

     12. This Agreement and the option granted under this Agreement shall be subject to all of the provisions of the Plan as are in effect from time to time, which provisions of the Plan shall govern if there is any inconsistency between this Agreement and the Plan.

     13. If the Employee, as individual or as a partner, employee, agent, advisor, consultant or in any other capacity of or to any person, firm, corporation or other entity, directly or indirectly, carries on any business, or becomes involved in any business activity, competitive with the Company or any subsidiary, the Committee in its sole discretion, may require the Employee to forfeit immediately, without consideration from the Company, any portion of the option (including the right to purchase the underlying shares of Common Stock relating to such portion) which was not exercised prior to the event in violation of this Section 13. In such event, such portion of the option shall immediately become void and of no force and effect.





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